Exhibit 10.2

ELECTRO SCIENTIFIC INDUSTRIES, INC.

1990 EMPLOYEE STOCK PURCHASE PLAN

As Amended October 29, 2003 and October 15, 2004

1.             Purpose of the Plan.  Electro Scientific Industries, Inc. (the “Company”) believes that ownership of shares of its Common Stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success.  The purpose of the Company’s 1990 Employee Stock Purchase Plan (the “Plan”) is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company’s shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

2.             Shares Reserved for the Plan.  There are 1,900,000 shares of the Company’s authorized but unissued or reacquired Common Stock, no par value, reserved for purposes of the Plan.  The number of shares reserved for the Plan and other share limits in the Plan are subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company.  The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

3.             Administration of the Plan.  The Plan shall be administered by the Board of Directors.  The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder.  The Board of Directors may consult with counsel for the Company on any matter arising under the Plan.  All determinations and decisions of the Board of Directors shall be conclusive.  Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.

4.             Eligible Employees.  Except as indicated below, all full-time employees of the Company and all full-time employees of each of the Company’s subsidiary corporations which is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a “Participating Subsidiary”) are eligible to participate in the Plan.  Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan.  A “full-time employee” is one who is in the active service of the Company or a Participating Subsidiary excluding, however, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year.

5.             Offerings.

(a)           Offerings and Purchase Periods.  The Plan shall be implemented by a series of overlapping 24-month offerings (the “Offerings”), with a new Offering commencing on January 15, April 15, July 15 and October 15 of each year beginning in January 2004.  Accordingly, up to eight separate Offerings may be in process at any time, but an employee may only participate in one Offering at a time.  The first day of each Offering is the “Offering Date” for that Offering and each Offering shall end on the second anniversary of its OfferingDate.

Each Offering shall be divided into eight three-month Purchase Periods, one of which shall end on each January 14, April 14, July 14 and October 14 during the term of the Offering.  The last day of each Purchase Period is a “Purchase Date” for the applicable Offering. Notwithstanding the foregoing, (1) the Offering that began on January 8, 2003 and ends on January 7, 2004 shall be governed by the Plan as amended February 24, 2000, and (2) the Offering that begins in January 2004 shall begin on January 8, 2004 and end on January 14, 2006 and the first Purchase Date relating to such Offering shall be April 14, 2004.

(b)           Grants; Limitations.  On each Offering Date, each eligible employee shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Dates for the Offering for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (a) no option shall permit the purchase of more than 500 shares on any Purchase Date, and (b) no option may be granted under the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

(c)           Insufficient Shares.  If there is an insufficient number of reserved shares of Common Stock to permit the full exercise of all existing rights to purchase shares, or if the legal obligations of the Company prohibit the issuance of all shares purchasable upon the full exercise of such rights, the plan administrator shall make a pro rata allocation of the shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each participant’s account.  In such event, payroll deductions to be made shall be reduced accordingly and the plan administrator shall give written notice of such reduction to each participant affected thereby.  Any amount remaining in a participant’s account immediately after all available shares have been purchased will be promptly remitted to such participant.  Determinations made by the plan administrator in this regard shall be final, binding and conclusive on all persons.  No deductions shall be permitted under the Plan after the Company determines that no shares are available.

6.             Participation in the Plan.

(a)           Initiating Participation.  An eligible employee may participate in an Offering under the Plan by filing with the Company no later than 4:00 p.m., Pacific time on the Offering Date for the Offering in which the employee desires to participate, forms furnished by the Company, a subscription and payroll deduction authorization.  Once filed, a subscription and payroll deduction authorization shall remain in effect for Offerings unless amended or terminated.  The payroll deduction authorization will authorize the employing corporation to make payroll deductions from each of the participant’s paychecks during an Offering other than a paycheck issued on the Offering Date.  Payroll deductions from any paycheck may not be less than 1 percent or more than 15 percent of the gross amount of base pay plus commissions, if any, payable to the participant for the period covered by the paycheck.  If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company.

(b)           Amending or Terminating Participation.  After a participant has begun participating in the Plan by initiating payroll deductions, the participant may not amend the payroll deduction authorization except that (a) a participant may amend payroll deductions once during each calendar quarter and (b) the participant may terminate participation in the Plan at any time prior to the tenth day before a Purchase Date by written notice to the Company.  A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least three business days prior to the payroll effective date published by the Company for that pay period.  Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement.  A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering.  Upon termination of a participant’s participation in the Plan, all amounts deducted from the participant’s pay and not previously used to purchase shares under the Plan shall be returned to the participant.

(c)           Suspension of Payroll Deductions When Limitations on Participation Are Exceeded.  As a result of the limitations described above under paragraph 5(b), the amount of a participant’s payroll deductions during any portion of an Offering may exceed the maximum amount that can be applied to purchase shares on the next Purchase Date of that Offering.  If this occurs, then, as soon as practicable following the participant’s written request (or earlier in the Company’s discretion), payroll deductions from the participant shall be suspended and any such excess amounts shall be refunded to the participant.  Such suspension shall not result either in termination of the participant’s participation in the Offering or ineligibility of the participant for enrollment in any new Offering.  Payroll deductions at the rate set forth in the participant’s then effective payroll deduction authorization form shall automatically resume for any period under the Plan during which, after application of the limitations in paragraph 5(b), the participant is eligible to purchase any Common Stock under the Plan on the next Purchase Date unless the participant terminates participation in accordance with paragraph 6(b).

7.             Option Price.  The price at which shares shall be purchased on any Purchase Date in an Offering shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the Offering Date of the Offering (or the preceding trading day if the Offering Date is not a trading day) or (b) 85% of the fair market value of a share of Common Stock on the Purchase Date (or the preceding trading day if the Purchase Date is not a trading day).  The fair market value of a share of Common Stock on any date shall be the closing price of the Common Stock on that trading day as reported by NASDAQ or, if the Common Stock is not reported on NASDAQ, such other reported value of the Common Stock as shall be specified by the Board of Directors.

8.             Automatic Withdrawal and Re-enrollment.  If the fair market value of a share of Common Stock on any new Offering Date is less than or equal to the fair market value of a share of Common Stock on the participant’s current Offering Date, every participant in that Offering shall automatically (a)be withdrawn from such Offering after the acquisition of the shares of Common Stock on such Purchase Date that precedes the new Offering Date and (b) be enrolled in the new Offering commencing on the day after such Purchase Date.

9.             Purchase of Shares.  All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10.  No interest will be paid on such accounts, unless otherwise determined by the Board of Directors. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7.  Any cash balance remaining in a participant’s account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant’s account for the next Purchase Period.  Any other amounts in a participant’s account after a Purchase Date as a result of the limitations in paragraph 5(b) will be repaid to the participant.

10.           Delivery and Custody of Shares.  Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the “Custodian”) as shall be appointed by the Board of Directors.  The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants.  By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time (a) transfer into the participant’s own name of all or part of the shares held by the Custodian for the participant’s account and delivery of such shares to the participant; (b) transfer of all or part of the shares held for the participant’s account by the Custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as Custodian or with another firm, or (c) sell all or part of the shares held by the Custodian for the participant’s account at the market price at the time the order is executed and obtain remittance of the net proceeds of sale to the participant.  Upon termination of participation in the Plan, the participant may elect to have the shares held by the Custodian for the account of the participant transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c).

11.           Records and Statements.  The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of his account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares.  Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

12.           Expense of the Plan.  The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account.  The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

13.           Rights Not Transferable.  The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant’s lifetime only by the participant.  Upon the death of a participant, any shares held by the Custodian for the participant’s account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

14.           Dividends and Other Distributions.  Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan.  Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

15.           Voting and Shareholder Communications.  In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each participant’s account to be voted in accordance with instructions from the participant or, if requested by a participant, will furnish to the participant a proxy authorizing the participant to vote the shares held by the Custodian for the participant’s account.  Copies of all general communications to shareholders of the Company will be sent to participants participating in the Plan.

16.           Tax Withholding.  Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required.  If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand.  If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

17.           Responsibility and Indemnity.  Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance.  The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

18.           Conditions and Approvals.  The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company’s securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company.  The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

19.           Amendment of the Plan.  The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

20.           Termination of the Plan.  The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may (a) elect to continue the Plan in connection with the reservation of additional shares for purposes of the Plan or (b) at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided.  Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant’s order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.